UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2020

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On December 17, 2020 the Company entered into a renewable 5 year Referral Agreement (the “Agreement”) with First American Payment Systems of Fort Worth (“First American”). Under the Agreement First American will make available and will process on behalf of the United States based MainSt businesses referred by the Company, transactions made through VISA, Master card, American Express, PayPal, JCB and Debit, and where available, check services, gift card services, ecommerce solutions, ACH services, ATM services, and additional services from time to time as they become available (the “Services”). Under the Agreement, First American revenues received for the processing of MainSt businesses, will be shared with the Company, and First American will have the right to market and sell Services to MainSt businesses. We believe that the Services will help MainSt businesses grow, and coupled with revenues shared with the Company will be important to the fast and healthy growth of the Company’s MainSt Platform.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

/s/ Jon N. Leonard
Jon N. Leonard
President & CEO
Date: December 21, 2020

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